FIRST AMENDMENT AND WAIVER AGREEMENT

This FIRST AMENDMENT AND WAIVER AGREEMENT (this "**Amendment**") is made as of the Effective Date set forth below by and among Tamalpais Bancorp (formerly known as Epic Bancorp), a bank holding company organized under the laws of California ("**Borrower**"), and Pacific Coast Bankers' Bank ("**Lender**") with respect to the two (2) Business Loan Agreement (such Business Loan Agreement's, the "**Agreement's**") and all notes, deeds of trust, security agreements, pledge agreements, guaranties, change in terms, and other documents (together with the Agreement's, collectively referred to herein as the **"Loan Documents"**) among Borrower and Lender and dated as of March 28, 2008 and as of June 26, 2008 among Borrower and Lender. (Borrower and Lender each a "**Party**" and collectively, the "**Parties**.")

RECITALS

WHEREAS, based on Borrower's financial reports for the first and second quarter end of 2009, Borrower is out of compliance with its Debt Service Coverage Ratio obligation (the "**DSCR Covenant**") under subparagraph (16) of the "AFFIRMATIVE COVENANTS" section on page 3 of the Agreement.

WHEREAS, Borrower has requested and Lender is willing to agree to a temporary and limited waiver of Borrower's failure to comply with the DSCR Covenant, subject to the terms and conditions set forth below.

WHEREAS, Borrower and Lender wish to amend the Agreement's to add three (3) covenants to the **"NEGATIVE COVENANTS"** section on page 3 and 4 of the Agreement's.

WHEREAS, Borrower and Lender wish to amend the Agreement's to modify the "AFFIRMATIVE COVENANTS" section on page 3 of the Agreement's.

WHEREAS, Borrower and Lender wish to amend the Note's to modify the "VARIABLE INTEREST RATE" section on page 1 of the Note's.

NOW THEREFORE, IT IS AGREED THAT:

1. Definitions. Unless otherwise indicated, words and terms which are defined in the Agreement shall have the same meaning where used herein.

   "**New Capital Raise**" shall mean proceeds received by Borrower after the date hereof from the sale, transfer or other issuance of capital stock of or other securities of Borrower, or from the sale, transfer or other issuance of any warrants, conversion privileges or other rights to purchase or otherwise acquire any shares of Borrower's capital stock or other securities of Borrower.

   "**Reserve Account**" shall mean a deposit account established by Borrower with Lender on or before the Effective Date, subject to documentation acceptable in the sole and absolute discretion of Lender. The Reserve Account shall be a non-interest bearing

account and shall be subject to a security interest granted by Borrower in favor of Lender to secure the Obligations of Borrower to Lender under the Loan Documents.

"Senior Indebtedness" shall mean all indebtedness owed by Borrower to Lender and evidenced by the Agreement's and the Loan Documents.

2. Amendments to Agreement's and Note's. As of the Effective Date, the following amendments to the Agreement's and the other Loan Documents shall be effective:

a. The following subsections are added after subsection seven (7) in the "NEGATIVE COVENANTS" section of the Agreement so as to add new "NEGATIVE COVENANTS" to the Agreement:

(8) Permit Bank to have non-performing assets (90 days past due, non-accrual) as a percentage of capital and reserves (Tier-1 capital + ALLL reserves), as reported in the FDIC call report data, not to exceed (A) 40.00% at June 30, 2009 Fiscal Quarter end, and (B) 35.00% at any Fiscal Quarter thereafter.

(9) Permit Bank to have non-performing assets (90 days past due, non-accrual) as a percentage of total loans and OREO, as reported in the FDIC call report data, not to exceed 5.00% at any Fiscal Quarter.

(10) Permit Bank to have ALLL reserves as a percentage of total loans, as reported in the FDIC call report data, less than 1.50% at any Fiscal Quarter.

b. The following subsections are added after the last subsection in the "AFFIRMATIVE COVENANTS" section of the Agreement's so as to add a new "AFFIRMATIVE COVENANTS" to the Agreement's:

i. "On or before the Effective Date, Borrower shall establish the Reserve Account at Lender. Furthermore, the Borrower shall deposit into the Reserve Account a sum of not less than $775,000 on or before August 31, 2009. On each Payment Date on which a payment is due hereunder, and provided that no Event of Default has occurred on or before such Payment Date, Lender shall be and is hereby authorized to debit the Reserve Account for the full amount of each payment that shall become due on such Payment Dates. The failure of Borrower to keep the Reserve Account in effect, and to maintain therein a sum equal to $775,000 (by no later than August 31, 2009) less only such amounts as Lender may have debited pursuant to the terms of this Amendment and the Loan Documents, shall constitute an Event of Default under the Agreement;

ii. Notwithstanding anything to the contrary in the Agreement's and the Loan Documents, Borrower agrees to pay a principal payment reduction of the Senior Indebtedness, equal to $2,000,000 by no later than November 30 2009; and

iii. Notwithstanding anything to the contrary in the Agreement's and the Loan Documents, if the Borrower receives an aggregate of $10,000,000 or more from any New Capital Raise then the Borrower agrees to pay, as a principal payment reduction of the Senior Indebtedness, equal to 100% of the amount in

excess of $10,000,000 of any New Capital Raise, such amount being due and payable immediately upon receipt by Borrower of proceeds of any such New Capital Raise and in no event later than 15 calendar days of receipt of such amount."

c. The section "VARIABLE INTEREST RATE" in the Promissory Note dated March 28, 2008 for $5,000,000 is hereby amended and restated to read as follows, effective retroactively to July 1, 2009:

"Interest shall accrue on the balance of principal outstanding from time to time under this Note at an annual rate (the "LIBOR Rate") that is equal to the Index, defined below, plus 5.250 percentage points, calculated on the basis of a 360 day year, for actual days elapsed (subject to the "Interest After Default") section below). The LIBOR Rate is subject to change from time to time on each Calculation Date (Defined below) based on changes in an independent index that is the "Three-month" "London interbank offered rate, or Libor" (rounded upward, if necessary, to the nearest 1/100 of 1%) as published in the "Borrowing Benchmarks" section of the Western Edition of The Wall Street Journal (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute Index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. On the date of this Note the LIBOR Rate shall be calculated by lender and shall remain in effect to, but not including, the next Payment Date. On each Payment Date, Lender shall recalculate the LIBOR Rate as of such Payment Date and the LIBOR Rate as so recalculated shall become effective on such Payment Date and shall remain in effect to but not including, the next Payment Date. Borrower understands that Lender may make loans based on other rates as well. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the LIBOR Rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure the Loan will be paid in full by the Maturity Date as set forth above, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of Borrower's payments, and (D) continue Borrower's payment at the same amount and increase Borrower's final payment."

d. The section "VARIABLE INTEREST RATE" in the Promissory Note dated June 26, 2008 for $1,000,000 is hereby amended and restated to read as follows, effective retroactively to July 1, 2009:

"Interest shall accrue on the balance of principal outstanding from time to time under this Note at an annual rate (the "LIBOR Rate") that is equal to the Index, defined below, plus 6.000 percentage points, calculated on the basis of a 360 day year, for actual days elapsed (subject to the "Interest After Default") section below). The LIBOR Rate is subject to change from time to time on each Calculation Date (Defined below) based on changes in an independent index that is the "Three-month" "London interbank offered rate, or Libor" (rounded upward, if necessary, to the nearest 1/100 of 1%) as published in the "Borrowing Benchmarks" section of the Western Edition of The Wall Street Journal (the "Index"). The Index is not necessarily the lowest rate charged by Lender on its loans. If the Index becomes unavailable during the term of this loan, Lender may designate a substitute Index after notifying Borrower. Lender will tell Borrower the current Index rate upon Borrower's request. On the date of this Note the LIBOR Rate shall be calculated by lender and shall remain in effect to, but not including, the next Payment Date. On each Payment Date, Lender shall recalculate the LIBOR Rate as of such Payment Date and the LIBOR Rate as so recalculated shall become effective on such Payment Date and shall remain in effect to but not including, the next Payment Date. Borrower understands that Lender may make loans based on other rates as well. NOTICE: Under no circumstances will the interest rate on this Note be more than the maximum rate allowed by applicable law. Whenever increases occur in the LIBOR Rate, Lender, at its option, may do one or more of the following: (A) increase Borrower's payments to ensure the Loan will be paid in full by the Maturity Date as set forth above, (B) increase Borrower's payments to cover accruing interest, (C) increase the number of

Borrower's payments, and (D) continue Borrower's payment at the same amount and increase Borrower's final payment."

e. All references to the Business Loan Agreement, whether referred to as such or by any other term, in any Loan Document shall mean the Agreement's as amended by this Amendment. All references in any Loan Document to the Promissory Note, whether referred to as the "Note," or by another defined term, shall mean the Note's as amended by this Amendment.

3. Conditions Precedent to Amendment. As consideration for, and a necessary condition precedent to the effectiveness of this Amendment, including without limitation the Waiver (as defined in Section 4 below), Borrower shall execute, deliver, pay or perform, as the case may be, the following, all in form and substance satisfactory to Lender in Lender's sole discretion:

a. Execution and Delivery of fully executed counterpart of this Amendment;

b. Execution and Delivery to Lender of all documents required to establish the Reserve Account;

c. Corporate Resolution of Borrower to enter into Amendment, to Establish Reserve Account;

d. Receipt by Lender from Borrower of an amendment fee in connection with this Amendment in the amount of $25,000;

e. Payment to Lender of Lenders attorneys' fees, costs and expenses incurred in connection with the review of the Loan Documents, the preparation, negotiation and implementation of this Amendment; and

f. Such other and further documents as are required by Lender to effectuate the transaction contemplated by this Amendment, and the Loan Documents.

4. Waiver; Conditions Subsequent. Subject to Lender's confirmation of satisfaction of each of the conditions set forth in Section 3 above, Lender shall waive (the "**Waiver**") Borrower's failure to comply with the DSCR Covenant during the period beginning January 1, 2009 and ending June 30, 2009 (collectively referred to herein as the "**Waiver Period**"). This Amendment does not constitute a waiver of the DSCR Covenant for any time period other than the Waiver Period, nor does it constitute a waiver of any other provision in the Agreement's. For the avoidance of doubt, Lender's Waiver with respect to Borrower's failure to comply with the DSCR Covenant during the Waiver Period is subject to an express condition subsequent, namely, Lender's verification of Borrower's compliance with each of the covenants contained in the new covenants added to the Agreement's as provided in Section 2 (a) and (b) above. Accordingly, the Parties acknowledge and agree that the failure of any one of such new covenants contained in Section 2 (a) and (b) above to be performed to Lender's satisfaction, shall at Lender's sole and absolute discretion, constitute a failure of a condition subsequent to the grant of the Waiver, in which case the Waiver shall be abrogated and nullified ab initio, and

Lender shall thereafter have the right to declare an Event of Default based on Borrower's failure to comply with the DSCR Covenant during the Waiver Period or at any time thereafter.

5. Default Interest. The Parties agree that Lender has not waived, and will not waive, the applicability of default interest at the rate of 5.00 percentage points in addition to the interest rate otherwise applicable to the Senior Indebtedness. Upon the effectiveness of this Amendment, the non-default interest payable by Borrower shall be as set forth in the Note's, and as amended in this First Amendment, and Lender shall continue to have the right to default interest to the full extent set forth in the "Interest After Default" Section of the Note's, and in particular shall have the right to a 5.00 percent "Default Margin" as stated therein, in the event of any default occurring or continuing after the date of this Amendment (including, without limitation, a default arising by reason of a failure of the conditions subsequent to the "Waiver" set forth in Section 4 of this Amendment).

6. No Further Waivers. Borrower acknowledges that Lender has entered into this Amendment at the request of Borrower and that Lender has no obligation or commitment of any kind or nature to grant any other or further waivers, amendments or accommodations of any kind or nature to Borrower. If and to the extent that Lender may grant any waiver, amendment, forbearance or other concession to Borrower in the future, Lender shall impose such fees, rate increases, principal repayment obligations and other terms and conditions as Lender may believe are appropriate in its sole and absolute discretion.

7. Continued Validity of Agreement's and Loan Documents. Except as modified by this Amendment, the Agreement's and the Loan Documents (including all amendments of and modifications to such documents) executed by Borrower or by any other person with or in favor of Lender, shall continue in full force and effect as originally executed and are ratified and affirmed by the Parties hereto.

8. Compliance with Loan Documents. Borrower represents and warrants to Lender as follows: (a) as of the Effective Date of this Amendment, Borrower has complied, and is in compliance with, all of the terms, covenants and conditions of the Agreement's and the other Loan Documents, other than Borrower's failure to comply with the DSCR Covenant during the Waiver Period; (b) as of the Effective Date of this Amendment, there exists no Event of Default under the Agreement's or any of the other Loan Documents or an event which would constitute an Event of Default upon the lapse of time or giving of notice other than Borrower's failure to comply with the DSCR Covenant during the Waiver Period; (c) the representations and warranties of Borrower in the Agreement's and the other Loan Documents are true and with the same effect as of the Effective Date hereof; and (d) Borrower will continue to be in compliance with all of the terms, covenants and conditions of the Agreement's and the other Loan Documents, and all representation and warranties will continue to be true, on the Effective Date.

9. Authorization. Each Party represents to the other that the individual executing this Amendment on its behalf is the duly appointed signatory of such Party to this Amendment and that such individual is authorized to execute this Amendment by or on behalf of such Party and to take all action required by the terms of this Amendment.

10. When Amendment is Effective. This Amendment shall be effective on the date ("**Effective Date**") when the conditions set forth in Section 3 above have been satisfied as determined by Lender.

11. Captions. Section headings and numbers have been set forth herein for convenience only. Unless the contrary is compelled by the context, everything contained in each section applies equally to this entire document.

12. No Novation. This Amendment is not intended to be, and shall not be construed to create, a novation or accord and satisfaction of any Loan Document, and, except as specifically amended hereby, the Agreement's and the Note's and the other Loan Documents shall remain unmodified and in full force and effect.

13. Time: Time is of the essence of each and every provision of this Amendment.

14. Transferability by Lender. Borrower acknowledges and reaffirms its acknowledgment and consent, as provided for in the Agreement's, to Lender's sale or transfer, whether now or later, of one or more participation interests in or syndications of the Loan to one or more purchasers, whether related or unrelated to Lender, and hereby further agrees and consents to Lender's sale or transfer of all of Lender's right, title and interest in and to the Loan and the Loan Documents, subject to the waivers and indemnities provided in respect to Loan Participations and Syndications in the Agreement.

15. Severability. Each provision of this Amendment shall be severable from every other provision of this Amendment for the purpose of determining the legal enforceability of any specific provision.

16. Entire Agreement. This Amendment constitutes the entire agreement by and between Borrower and Lender with respect to the subject matter hereof and supersedes all prior and contemporaneous negotiations, communications, discussions and agreements concerning such subject matter.

17. Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be an original, but all of which shall together constitute one and the same agreement.

18. Execution Date. The Parties hereto have executed and delivered this Amendment as of July __, 2009

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TAMALPAIS BANCORP

By:______________________________
Mark Garwood, President & CEO

By:______________________________
Michael Moulton, SVP/CFO

PACIFIC COAST BANKERS' BANK

By: [redacted]
FOR Nino Petroni, EVP/ CCO